NEWS RELEASE

                                        Contact:   Melanie Blackman
                                                   Concero
                                                   512.343.6666
                                                   investorinfo@concero.com

                                                             - or -

                                                   Keith Thatcher, CFO
                                                   Concero
                                                   512.342.3231
                                                   investorinfo@concero.com


                     CONCERO INC. ANNOUNCES RECORD REVENUE
                         FOR THE FIRST QUARTER OF 2000

     AUSTIN, TX, April 18, 2000... PSW Technologies, Inc., doing business as Concero Inc. (NASDAQ: PSWT), today announced record revenue and strong financial results for the first quarter ended March 31, 2000.

     Revenue for the first quarter of 2000 was $14.2 million, a 37% increase from $10.4 million in the comparable quarter in 1999. Net income was $584,000 or $0.05 per diluted share for the first quarter of 2000, compared to net income of $152,000 or diluted earnings per share of $0.01 for the first quarter of 1999. Compared to the fourth quarter of 1999, quarter to quarter revenue rose 11% sequentially. Operating income was $695,000 and includes a one-time cost associated with the change of the company name to Concero.

     "We had another extremely successful quarter as evidenced by further acceleration in our revenue growth. Revenue from our eBusiness practices grew an impressive 70% from the first quarter of 1999, proving the power of our business model and building upon our key alliances with Vignette (NASDAQ: VIGN), Mercury Interactive (NASDAQ: MERQ) and Scientific-Atlanta (NYSE: SFA). Our gross margin grew to 48% from 42% in the first quarter of 1999 as a result of our focus on higher value services. Concero's superior delivery and strong client relationships continue to fuel demand for our services," stated Tim Webb, President and CEO of Concero.

     During the first quarter, Concero further expanded its client portfolio by adding 19 new customers and initiating 39 projects. New customers include 3M and Miller Freeman, which augment our present customer base of established entities such as Dell, Warburg Dillon Read, Texas Utilities and
Entrepreneur.com, the on-line subsidiary of Entrepreneur Media Inc.

     "We are proud of our outstanding financial performance this quarter and attribute it to our business model and the demonstrated ability of our management team. Looking forward, we enter the second quarter with both strong revenue and recruiting pipelines," added Webb.

About Concero

     Concero (formerly PSW Technologies, Inc.) (NASDAQ: PSWT) is an e-business services firm committed to transforming business through the creative application of new technologies. Concero builds and deploys broadband e-business solutions. Concero gains early in-depth knowledge of technology products by assisting leading information technology vendors in their product development. Concero then leverages this deep technical expertise when engaged in the enterprise-wide deployment of e-business solutions. Concero is a national consulting firm headquartered in Austin, Texas. More information about Concero is available on the Web at www.concero.com.
                           ---------------

Forward-Looking Statements Disclosure

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements relating to future events or results of Concero that involve risks and uncertainties, including statements regarding expectations with respect to future revenues and profitability. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are dependence on large projects, volatility of quarterly operating results, changes in senior management, market acceptance of new solutions, and other factors detailed in reports and documents filed by PSW Technologies or Concero from time to time with the Securities and Exchange Commission, including its recent 10-K.

     Investors will have the opportunity to listen to the conference call over the Internet through Investor Broadcast Network (formerly known as VCall, Inc.) at www.vcall.com.
   -------------


                                     # # #

                    PSW Technologies, Inc. dba Concero Inc.
                       Condensed Statements of Operations
                     (in thousands, except per share data)



                                                                           Three Months Ended
                                                                               March 31,
                                                                         2000              1999
                                                                    -------------     --------------
                                                                               (unaudited)
Revenue                                                                    14,225             10,394

Operating expenses:
     Technical staff                                                        7,396              6,070
     Selling and administrative staff                                       2,605              2,229
     Other expenses                                                         3,529              2,093
                                                                    -------------     --------------
Total operating expenses                                                   13,530             10,392

                                                                    -------------     --------------
Income from operations                                                        695                  2

Interest income (expense), net                                                234                250
                                                                    -------------     --------------
Income before provision for income taxes                                      929                252

Provision for income taxes                                                    345                100
                                                                    -------------     --------------
Net income                                                                $   584            $   152
                                                                    =============     ==============

Diluted earnings per share                                                  $0.05              $0.01
                                                                    =============     ==============

Shares used in diluted earnings per share calculation                      11,462             10,230
                                                                    =============     ==============

                    PSW Technologies, Inc. dba Concero Inc.
                            Condensed Balance Sheets
                                 (in thousands)



                                                                         March 31,               December 31,
                                                                           2000                     1999
                                                                  --------------------      --------------------
Assets                                                                 (unaudited)
Current assets:
     Cash                                                                      $   575                   $ 2,108
     Short-term investments                                                     18,377                    18,149
     Accounts receivable, net                                                   11,675                    10,840
     Unbilled revenue under customer contracts                                   1,906                     1,150
     Income tax receivable                                                         825                         -
     Net deferred taxes                                                          1,177                       447
     Prepaid expenses and other current assets                                     873                       445
                                                                  --------------------      --------------------

Total current assets                                                            35,408                    33,139

Investments                                                                        125                         -
Property and equipment, net                                                      5,859                     4,677

                                                                  --------------------      --------------------
Total assets                                                                   $41,392                   $37,816
                                                                  ====================      ====================


Liabilities and stockholders' equity
Current liabilities:
     Trade payables                                                                952                       925
     Accrued expenses and other current liabilities                              3,603                     2,954

                                                                  --------------------      --------------------
Total current liabilities                                                        4,555                     3,879

Net deferred taxes                                                                 515                       515

Stockholders' equity                                                            36,322                    33,422

                                                                  --------------------      --------------------
Total liabilities and stockholders' equity                                     $41,392                   $37,816
                                                                  ====================      ====================

